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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 9, 1997, on our audits of the consolidated financial statements of UTILX Corporation as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                                       Coopers & Lybrand L.L.P.
Seattle, Washington
February 24, 1998